Keysight Technologies Initiates Exchange Offer
SANTA ROSA, Calif., Oct. 23, 2015 - Keysight Technologies, Inc. (NYSE: KEYS) today announced that it has commenced an offer to exchange new registered notes for the outstanding unregistered notes that it issued in October 2014 in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

Under the exchange offer, Keysight is offering to exchange (the “Exchange Offer”) up to (i) $500 million aggregate principal amount of its newly issued 3.300% Senior Notes due 2019 (the “2019 Exchange Notes”) that have been registered under the Securities Act for a like principal amount of its outstanding $500 million unregistered 3.300% Senior Notes due 2019 and (ii) $600 million aggregate principal amount of its newly issued 4.550% Senior Notes due 2024 (the “2024 Exchange Notes” and, together with the 2019 Exchange Notes, the “Exchange Notes”) that have been registered under the Securities Act for a like principal amount of its outstanding $600 million unregistered 4.550% Senior Notes due 2024. Keysight will not receive any proceeds from the issuance of the Exchange Notes. The Exchange Offer will not affect Keysight’s outstanding debt levels, as Exchange Notes will only be issued upon cancellation of a like principal amount of the corresponding series of unregistered notes. The sole purpose of the Exchange Offer is to fulfill Keysight’s obligations under the registration rights agreement entered into with holders of the unregistered notes in connection with the October 2014 offering.

The Exchange Offer will expire at 11:59 p.m. New York City time on November 20, 2015, unless otherwise extended (such date and time, as they may be extended, the “Expiration Date”). The settlement date for the Exchange Offer will occur promptly following the Expiration Date. The Exchange Offer is made only pursuant to Keysight’s prospectus dated October 23, 2015, which has been filed with the United States Securities and Exchange Commission. Keysight has not authorized any person to provide information other than as set forth in the prospectus.

Copies of the exchange offer prospectus and related materials may be obtained from the exchange agent for the Exchange Offer, U.S. Bank National Association, by emailing or faxing a request to cts.specfinance@usbank.com or (651) 466-7367 (for Eligible Institutions only) or by mailing or delivering a request to U.S. Bank National Association, Attention: Corporate Actions, 111 Fillmore Avenue, St. Paul, MN 55107-1402.

This press release is for informational purposes only and is neither an offer to buy, nor a solicitation of an offer to sell, the Exchange Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Keysight Technologies

Keysight Technologies (NYSE:KEYS) is a global electronic measurement technology and market leader helping to transform its customers’ measurement experience through innovations in wireless, modular, and software solutions. Keysight’s electronic measurement instruments, systems, software and services are used in the design, development, manufacture, installation, deployment and operation of electronic equipment. The business had revenues of $2.9 billion in fiscal year 2014. Information about Keysight is available at www.keysight.com.

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Forward-Looking Statements: All statements in this press release other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws, including statements relating to the future exchange offer. Actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in our quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2015, and our other reports filed with the U.S. Securities and Exchange Commission. Keysight does not intend, and undertakes no obligation, to update any forward-looking statements.

Additional information about Keysight Technologies is available in the newsroom at www.keysight.com/go/news.

INVESTOR CONTACT:
Jason Kary
Vice President, Treasurer and Investor Relations
+1 707 577 6916
jason.kary@keysight.com